UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

RUSSELL INVESTMENT COMPANY

RUSSELL INVESTMENT FUNDS

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 20, 2021

A Proxy Statement was filed on July 20, 2021 with the Securities and Exchange Commission (SEC). Your clients with investments in Russell Investment Company (RIC) Funds and Russell Investment Funds (RIF) will begin receiving important proxy information via email or via hard copies in the mail the week of July 26, 2021. Shareholders are being asked to vote on one proposal for all Funds before the Special Meeting of shareholders scheduled for September 28, 2021.

THE SHAREHOLDER MAILING IS ANTICIPATED TO BEGIN JULY 28, 2021 AND COMPLETED AROUND AUGUST 5, 2021

THE SHAREHOLDER MEETING DATE IS SET FOR SEPTEMBER 28, 2021.

The intent of this communication is to make you aware of the proxy mailing and shareholder meeting dates and details about the proxy process in case you receive questions from your clients.

The Funds’ Notice of Special Meeting of shareholders and Proxy Statement are available on the Internet at https://www.proxy-direct.com/rus-32161 or www.SEC.gov.

Overview

Russell Investments will issue the Proxy Statement to shareholders of record as of June 30, 2021 for Russell Investment Funds (RIF) and Russell Investment Company (RIC) Funds to solicit shareholder votes on an important matter affecting the Funds. The proposal is described briefly below.

PROPOSAL: To elect as members (each, a “Trustee” and collectively, the “Trustees”) of the Boards of Trustees (collectively, the “Board”) of Russell Investment Company (“RIC”) and Russell Investment Funds (“RIF”) (each, a “Trust” and collectively, the “Trusts”).

(i)	two current Trustees of RIC and RIF – Ms. Michelle Cahoon and Ms. Julie Dien Ledoux – who have not previously been elected by shareholders, and

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY

AND NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

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(ii)

four additional individuals – Ms. Jeannie Shanahan, Mr. Michael Day, Mr. Jeremy May and Mr. Vernon Barback – who are not current Trustees of RIC and RIF but who have been nominated by the Board to stand for election by shareholders.

The Trusts are currently served by a single set of Trustees, whereby all Trustees serve on the Board of each Trust. The Trusts are sponsored by Russell Investment Management, LLC (“RIM” or the “Manager”), who serves as the investment adviser of each of the separate series of the Trusts (each, a “Fund” and collectively, the “Funds”).

Process

The Proxy Statement has been filed with the SEC.

Mutual fund shareholders have the right to vote on certain issues regarding the funds in which they are invested.

The proxy solicitation process starts with shareholders receiving the proxy statement that describes the proposal they are being asked to consider and includes a proxy card with instructions on how to cast their vote.

The Proxy materials:

•	Request that the shareholder read the full Proxy Statement.

•	Provide instructions for voting (by internet, telephone or mail).

•	Include a control number the shareholder will use when voting.

How do shareholders cast their vote?

There are typically four ways a shareholder can vote: either by means of remote communication at the live webcast of the special shareholder meeting, or by proxy via telephone, internet, or mail.

Shareholders are encouraged to vote in any of the following three simple ways:

Internet – log on to the website address located on the proxy card(s). They will need the control number found on the proxy card(s) at the time they execute their vote.

Touchtone Phone – dial the toll-free number on the proxy card(s) and follow the automated instructions. Shareholders must have the proxy card(s) available at the time of the call.

Mail – sign, date, and complete the reverse side of the proxy card(s) and return the proxy card(s) in the postage-paid envelope provided.

The Special Meeting will be a virtual meeting conducted exclusively via live webcast starting at 10:00 a.m. Pacific Time on September 28, 2021. Because the Special Meeting is completely virtual and being conducted via live webcast, shareholders will not be able to attend the Shareholder Meeting in person.

For direct shareholders: Shareholders will be able to attend the Special Meeting online, submit questions during the Shareholder Meeting and vote shares electronically at the Special Meeting by going to Meetings.computershare.com/MANLUKU and entering their control number, which is included on the proxy card that they will receive.

For indirect shareholders: If shares are held through a brokerage account or by a bank or other holder of record, shareholders will need to request a legal proxy in order to receive access to the virtual Special Meeting. To do so, they must submit proof of their proxy power (legal proxy) reflecting their holdings along with their name and email address to Computershare Fund Services (“Computershare”). Requests for registration must be labeled as “Legal Proxy” and be received no later than 2:00 p.m. Pacific Time on September 23, 2021. They will receive a confirmation of their registration by email that includes the control number necessary to access and vote at the Special Meeting. Requests for registration should be directed to Computershare at shareholdermeetings@computershare.com.

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY

AND NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

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For shareholders who wish to receive a hard copy packet

Some shareholders who receive an email notification may prefer to receive a hard copy packet of the proxy materials rather than read them online, in which case they can request a full packet from Russell Investments by calling 800-787-7354.

For shareholders with wrap accounts

In some cases, particularly for wrap accounts, the partner home office may receive the materials and vote on the shareholders’ behalf. This depends on the agreements signed between the shareholder and the intermediary.

Solicitation of Proxies

Proxies will be solicited by mailing of the proxy materials. Further solicitation is not anticipated.

Timing

Exhibit 1: Key dates

DATE	ACTIVITY

June 30, 2021	Shareholder record date – new shareholders after this date will not receive the proxy statement

July 20	Proxy Statement filed with the SEC

July 28	Shareholder mailings commence

August 5	Anticipated completion of shareholder mailings

September 28	Voting deadline

September 28	Shareholder meeting

Summary of the proposal as described in the Proxy Statement

At their meeting held on May 24, 2021, the Trustees determined to present (i) the election of two current Trustees of RIC and RIF – Ms. Michelle Cahoon and Ms. Julie Dien Ledoux – who have not been previously elected by the shareholders and (ii) the election of four additional individuals who are not current Trustees of RIC and RIF but who have been nominated by the Board, at the recommendation of the Board’s Nominating and Governance Committee, to stand for election by shareholders (each a “Trustee Nominee” and collectively, the “Trustee Nominees”) to hold office until such Trustee Nominee sooner dies, retires, resigns or is removed, as provided for in the Trusts’ organizational documents. Each of RIC and RIF currently has six Trustees. Each of the six current Trustees, except Ms. Julie Dien Ledoux and Ms. Michelle Cahoon, have previously been elected by RIC and RIF shareholders. The Proposal does not relate to those Trustees previously elected by RIC and RIF shareholders. If either Ms. Michelle Cahoon or Ms. Julie Dien Ledoux does not receive a plurality of all outstanding shares of the Trust voting, she will remain on the Board of such Trust as a non-shareholder elected Trustee. If a Trustee Nominee other than Ms. Michelle Cahoon and Ms. Julie Dien Ledoux does not receive a plurality of all outstanding shares of the Trust voting, such Trustee Nominee will not serve on the Board of such Trust. RIC and RIF also have one Trustee Emeritus. The Trustee Emeritus does not have the power to vote on matters coming before the Board, or to direct the vote of any Trustee, and generally is not responsible or accountable in any way for the performance of the Board’s responsibilities. The service of Trustee of Ms. Jeannie Shanahan, Mr. Michael Day, Mr. Jeremy May and Mr. Vernon Barback would commence upon their election to the Board by shareholders.

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY

AND NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

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For purposes of the Proposal, shareholders are entitled to vote if they owned shares in any one or more Funds as of the close of business on the Record Date (June 30, 2021) and their vote will be counted together with the votes of shareholders of other Funds in the same Trust.

Please see the Proxy Statement, as filed on the SEC’s website at http://www.sec.gov or at https://www.proxy-direct.com/rus-32161 for full details

How do the Trustees suggest shareholders vote?

After careful consideration, the Trustees, which are all Independent Trustees of the Trust, unanimously recommend that shareholders vote “FOR” the Proposal listed on the proxy card.

Why do the Trustees recommend that shareholders vote “FOR” the Proposal?

The Trustees believe that each Trustee Nominee’s experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustee Nominees and the Board, collectively, lead to the conclusion that each Trustee Nominee possesses the requisite experience, qualifications, attributes and skills to serve on the Board. The Trustees believe that each Trustee Nominee’s ability to review critically, evaluate, question and discuss information provided to them; to interact effectively with RIM, other service providers, legal counsel and independent public accountants; and to exercise effective business judgment in the performance of their duties as Trustees, support this conclusion. The Trustees have also considered the contributions that each Trustee Nominee can make to the Board and each Trust. Additionally, in considering each Trustee Nominee, the Trustees took into account the concern for the continued efficient conduct of the Trusts’ business. In particular, the Trustees considered the requirements of the Investment Company Act of 1940, and any amendments thereto, as they apply to the election of Trustees generally and the Trustee Nominees in particular.

During the proxy process, what do Russell Investments’ partners and financial professionals need to do?

We are asking partners’ home offices and financial professionals to encourage eligible shareholders to vote.

If a partner or financial professional votes on behalf of the shareholder, what information will the shareholder receive related to the proxy?

So long as systems are coded properly, the shareholder should not receive any mailings or other contacts related to the proxy. However, in the event that an account has not been properly suppressed, there may be circumstances where a shareholder is either contacted or receives mailings inadvertently.

How do I respond if clients have questions about proxy voting?

Once the proxy statement has been mailed to shareholders, please refer clients to the Proxy Card for instructions on how to vote. If a shareholder has questions regarding the proposal, or needs assistance in casting their vote, they can call Russell Investments at 1-800-787-7354.

The chart in Exhibit 2 may be helpful to you in responding to specific questions your clients may have.

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY

AND NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

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Exhibit 2: Resources

IF THE QUESTION IS ABOUT:	CONTACT NAME	RESPONSE:
Voting by internet	N/A

If shareholder received proxy statement by mail, refer the shareholder to the Proxy Card for the website and instructions.

If the shareholder received the proxy statement via email, refer the shareholder to the email for instructions

Voting by telephone	N/A	If shareholder received proxy statement by mail, refer the shareholder to the Proxy Card for the website and instructions.
If the shareholder received the proxy statement via email, refer the shareholder to the email for instructions

Questions or assistance	Russell	Call 1-800-787-7354 (RIC and RIF)
Investments

Requests for additional information about the Funds (prospectus, SAI, annual/semi-annual reports)	Russell Investments	Call 1-800-787-7354 (RIC and RIF) or: http://connect.rightprospectus.com/russellinvestments (RIC) http://connect.rightprospectus.com/russellinvestments?site=RIF (RIF)

PLEASE READ THE PROXY STATEMENT WHEN IT IS AVAILABLE. IT CONTAINS IMPORTANT INFORMATION. RUSSELL INVESTMENT COMPANY (RIC) AND RUSSELL INVESTMENT FUNDS (RIF) WILL MAIL THE PROXY STATEMENT TO SHAREHOLDERS AND POLICY OWNERS OF RECORD AS OF JUNE 30, 2021. THEY ARE ALSO AVAILABLE, WITHOUT CHARGE, ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

For more information

Call Russell Investments at 800-787-7354 or visit russellinvestments.com

Important information

Fund objectives, risks, charges and expenses should be carefully considered before investing. A summary prospectus, if available, or a prospectus containing this and other important information can be obtained by calling (800) 787-7354 of visiting www.russellinvestments.com. Please read a prospectus carefully before investing.

IMPORTANT RISK DISCLOSURES

Mutual fund investing involves risk. Principal loss is possible.

The Tax-Managed Real Assets Fund and the Real Assets Fund are new funds without an operating history, which may result in additional risk. There can be no assurance that these funds will grow to an economically viable size, in which case the funds may cease operations. In such an event, investors may be required to liquidate or transfer their investments at an inopportune time.

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY

AND NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

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Investments that are allocated across multiple types of securities may be exposed to a variety of risks based on the asset classes, investment styles, market sectors, and size of companies preferred by the investment managers. Investors should consider how the combined risks impact their total investment portfolio and understand that different risks can lead to varying financial consequences, including loss of principal. Please see a prospectus for further details.

Model strategies represent target allocations of Russell Investment Company funds; these models are not managed and cannot be invested in directly.

Strategic asset allocation and diversification do not assure profit or protect against loss in declining markets.

There is no guarantee that the results stated in this document will be met.

Nothing contained in this document intended to constitute legal, tax, securities or investment advice, nor an opinion regarding the appropriateness of any investment. The general information contained in this publication should not be acted upon without obtaining specific legal, tax and investment advice from a licensed professional.

Russell Investments’ ownership is composed of a majority stake held by funds managed by TA Associates with minority stakes held by funds managed by Reverence Capital Partners, Russell Investments’ management, and Hamilton Lane Incorporated.

Frank Russell Company is the owner of the Russell trademarks contained in this material and all trademark rights related to the Russell trademarks, which the members of the Russell Investments group of companies are permitted to use under license from Frank Russell Company. The members of the Russell Investments group of companies are not affiliated in any manner with Frank Russell Company or any entity operating under the “FTSE RUSSELL” brand.

Copyright © 2021. Russell Investments Group, LLC. All rights reserved.

Russell Investment Company Mutual Funds are distributed by Russell Investments Financial Services, LLC, member FINRA, part of Russell Investments.

First used: July 2021	RIFIS 24030

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